Exhibit 99.2

Chevron Announces Upsizing and Results of its Note Tender Offers

San Ramon, Calif. – October 11, 2021 — Chevron Corporation (“Chevron”, NYSE: CVX) today announced (i) the results of its previously announced 23 separate offers (the “Offers”) to purchase for cash the notes of the series listed in the table below (collectively, the “Notes”) and (ii) that it has amended the Offers by increasing the applicable Maximum Purchase Amount from $2.0 billion to $2,609,010,000. The Offers were made upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 4, 2021 relating to the Notes (the “Offer to Purchase”) and the accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) and, as applicable, the letter of transmittal (together with the Offer to Purchase and Notice of Guaranteed Delivery, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

The Offers expired at 5:00 p.m. (Eastern time) on October 8, 2021 (the “Expiration Date”). The Initial Settlement Date will be the first business day after the Expiration Date and is expected to be October 12, 2021. The Guaranteed Delivery Settlement Date will be the first business day after the Guaranteed Delivery Date and is expected to be October 14, 2021.

According to information provided by D.F. King & Co, Inc., the Information Agent and Tender Agent in connection with the Offers, $4,187,829,000 combined aggregate principal amount of the Notes were validly tendered prior to or at the Expiration Date and not validly withdrawn. In addition, $28,108,000 combined aggregate principal amount of Notes were tendered pursuant to the Guaranteed Delivery Procedures and remain subject to the Holders’ performance of the delivery requirements under such procedures. The table below provides certain information about the Offers, including the aggregate principal amount of each series of Notes validly tendered and not validly withdrawn prior to the Expiration Date and the aggregate principal amount of Notes reflected in Notices of Guaranteed Delivery delivered at or prior to the Expiration Time pursuant to the Tender Offer Documents.

Acceptance Priority Level	Title of Security	Issuer	CUSIP/ISIN	Principal Amount Outstanding (millions)	Total Consideration (1)	Principal Amount Tendered(2)	Principal Amount Accepted(2)	Principal Amount Reflected in Notices of Guaranteed Delivery
1	7.250% Senior Debentures Due 2097	Noble Energy, Inc.	655044AS4/ US655044AS49	$84	$1,833.56	$24,012,000	$24,012,000	—
2	5.250% Notes due 2043	Chevron U.S.A. Inc.	166756AU0/ US166756AU09	$996	$1,370.22	$666,797,000	$666,797,000	$1,230,000
3	5.250% Notes due 2043	Noble Energy, Inc.	655044AG0/ US655044AG01	$4	$1,370.22	$1,310,000	$1,310,000	—
4	6.000% Notes due 2041	Chevron U.S.A. Inc.	166756AT3 / US166756AT36	$839	$1,471.53	$448,055,000	$448,055,000	$8,120,000
5	6.000% Notes due 2041	Noble Energy, Inc.	655044AE5 / US655044AE52	$11	$1,471.53	$290,000	$290,000	—
6	5.050% Notes due 2044	Chevron U.S.A. Inc.	166756AV8 / US166756AV81	$845	$1,343.50	$621,743,000	$621,743,000	$1,003,000
7	5.050% Notes due 2044	Noble Energy, Inc.	655044AJ4 / US655044AJ40	$5	$1,343.50	$5,060,000	$5,060,000	—
8	4.950% Notes due 2047	Chevron U.S.A. Inc.	166756AW6 / US166756AW64	$495	$1,365.85	$308,380,000	$308,380,000	$922,000
9	4.950% Notes due 2047	Noble Energy, Inc.	655044AN5 / US655044AN51	$5	$1,365.85	$4,245,000	$4,245,000	—
10	7.840% Medium-Term Notes, Series 1992 due 2033	Texaco Capital Inc.	88168LCV6 / US88168LCV62	$10	$1,521.00	$0	$0	—
11	8.000% Debentures due 2032	Texaco Capital Inc.	881685BB6 / US881685BB68	$75	$1,518.05	$13,887,000	$13,887,000	—
12	2.978% Notes Due 2040	Chevron Corporation	166764BZ2 / US166764BZ29	$500	$1,038.82	$206,458,000	$206,458,000	$1,212,000
13	8.625% Debentures due 2032	Texaco Capital Inc.	881685AY7 / US881685AY70	$147	$1,561.36	$25,000,000	$25,000,000	—
14	8.625% Debentures due 2031	Texaco Capital Inc.	881685AX9 / US881685AX97	$108	$1,549.33	$5,938,000	$5,938,000	$105,000
15	4.200% Notes due 2049	Chevron U.S.A. Inc.	166756AX4 / US166756AX48	$474	$1,245.02	$257,937,000	$257,937,000	$7,306,000
16	4.200% Notes due 2049	Noble Energy, Inc.	655044AR6 / US655044AR65	$26	$1,245.02	$0	$0	—
17	7.250% Notes due 2023	Chevron U.S.A. Inc.	166756AM8 / US166756AM82	$90	$1,134.72	$45,099,000	$0	—
18	7.250% Notes due 2023	Noble Energy, Inc.	654894AE4 / US654894AE49	$10	$1,134.72	$5,535,000	$0	—
19	3.191% Notes Due 2023	Chevron Corporation	166764AH3 / US166764AH30	$2,250	$1,041.80	$731,881,000	$0	$2,473,000
20	2.566% Notes Due 2023	Chevron Corporation	166764BK5 / US166764BK59	$750	$1,032.26	$177,355,000	$0	$751,000
21	3.900% Notes due 2024	Chevron U.S.A. Inc.	166756AP1 / US166756AP14	$625	$1,092.04	$259,316,000	$0	$2,294,000
22	3.900% Notes due 2024	Noble Energy, Inc.	655044AH8 / US655044AH83	$25	$1,092.04	$16,766,000	$0	—
23	2.895% Notes Due 2024	Chevron Corporation	166764BT6 / US166764BT68	$1,000	$1,053.00	$362,765,000	$0	$2,692,000

(1)	The Total Consideration for each series of Notes (such consideration, the “Total Consideration”) payable per each $1,000 principal amount of such series of Notes validly tendered for purchase.
(2)

The amounts exclude the principal amounts of Notes for which Holders have complied with certain procedures applicable to guaranteed delivery pursuant to the Guaranteed Delivery Procedures (as defined in the Offer to Purchase). Such amounts remain subject to the Guaranteed Delivery Procedures. Notes tendered pursuant to the Guaranteed Delivery Procedures are required to be tendered at or prior to 5:00 p.m., New York City time, on October 13, 2021.

Overall, $2,589,112,000 principal amount of Notes have been accepted for purchase. The amounts in the foregoing sentence also exclude Notes delivered pursuant to the Guaranteed Delivery Procedures (as defined in the Offer to Purchase). The Maximum Purchase Condition (after giving effect to the increase described above) has been satisfied with respect to the Offers in respect of the series of Notes with Acceptance Priority Levels of 1-16. Accordingly, all Notes of those series that have been validly tendered and not validly withdrawn at or prior to the Expiration Time have been accepted for purchase. Because the Maximum Purchase Condition was not satisfied with respect to the series of Notes with Acceptance Priority Levels lower than 16, Chevron has not accepted any Notes of such series (as indicated in the table above) and will promptly return all validly tendered Notes of such series to the respective tendering Holders.

Upon the terms and subject to the conditions set forth in the Tender Offer Documents, Holders whose Notes have been accepted for purchase by us, will receive the applicable Total Consideration specified in the table above for each $1,000 principal amount of Notes, as applicable, which will be payable in cash. In addition to the applicable Total Consideration, Holders whose Notes are accepted for purchase will be paid the Accrued Coupon Payment. Interest will cease to accrue on the Initial Settlement Date for all Notes accepted in the Offers, including those tendered through the Guaranteed Delivery Procedures.

Chevron retained J.P. Morgan Securities LLC and Barclays Capital Inc. to act as the lead dealer managers for the Offers and BNP Paribas Securities Corp., Standard Chartered Bank, and SG Americas Securities, LLC to act as co-dealer managers of the Offers. Questions regarding the terms and conditions for the Offers should be directed to J.P. Morgan at (866) 834-4666 (toll-free) or (212) 834-3424 (collect) or Barclays at (800) 438-3242 (toll-free) or (212) 528-7581 (collect).

D.F. King & Co, Inc. acted as the Tender Agent and the Information Agent for the Offers. Questions or requests for assistance related to the Offers or for additional copies of the Offer to Purchase may be directed to D.F. King & Co, Inc. at (866) 796-7184 or by email at chevron@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. The Tender Offer Documents can be accessed at the following link: http://www.dfking.com/chevron.

The tender offers are subject to the satisfaction of certain conditions. If any of the conditions is not satisfied, Chevron is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to applicable laws, and may terminate or alter any or all of the Offers.

GENERAL

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to sell any Notes or any other securities of the Company or any of its subsidiaries. The Offers were made solely pursuant to the Offer to Purchase. The Offers were not made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to have been made on behalf of the Company by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

No action has been or will be taken in any jurisdiction that would permit the possession, circulation or distribution of either this announcement, the Offer to Purchase or any material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, neither this announcement, the Offer to Purchase nor any other offering material or advertisements in connection with the Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to achieving a more prosperous and sustainable world. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. To advance a lower carbon future, we are focused on lowering the carbon intensity in our operations and growing our lower carbon businesses. More information about Chevron is available at www.chevron.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION

This news release contains forward-looking statements that are based on management’s current expectations, estimates and projections. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the important factors that could cause actual results and future prospects or that could cause events or circumstances to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for our products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (OPEC) and other producing countries; public health crises, such as pandemics) and epidemics, and any related government policies and actions; changing economic, regulatory and political environments in the various countries in which we operate; general domestic and international economic and political conditions; changing refining, marketing and chemicals margins; our ability to realize anticipated cost savings, expenditure reductions and efficiencies associated with enterprise transformation initiatives; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; technological developments; the results of operations and financial condition of our suppliers, vendors, partners and equity affiliates; the inability or failure of our joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of our operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond our control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures to limit or reduce greenhouse gas emissions; the potential liability resulting from pending or future litigation; our future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; material reductions in corporate liquidity and access to debt markets; the receipt of required Board authorizations to pay future dividends; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; our ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 18 through 23 of the company’s 2020 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact: Sean Comey +1 925-842-5509